Exhibit 99.1

WAIVER

This waiver (“Waiver”) is entered into as of February 10, 2026, by and among La Rosa Holdings Corp., a Nevada corporation (the “Company”), and [*] and [*] (the “Buyers”), in connection with the Securities Purchase Agreement, dated as of November 12, 2025, by and among the Company and Buyers (the “SPA”). Each of the Company and each Buyer is a “Party” to this Waiver and the Company and Buyers are, collectively, the “Parties” hereto. Capitalized terms used and not defined in this Waiver have the respective meanings ascribed to such terms in the SPA. The Parties hereto hereby agree as follows:

1.	With respect to the proposed acquisition by the Company of the remaining 49% interest in its 51% subsidiary, La Rosa Realty Lakeland, LLC, a Florida limited liability company (“LR Lakeland”), that it does not own from the holder thereof (the “Seller”) for cash consideration to the Seller of $350,000, with a $150,000 initial payment on the closing date and the remaining $200,000 payable in 12 monthly installments commencing on March 1, 2026, such remaining payments to be secured with a perfected, first priority security interest in a non-voting 28% economic membership interest in LR Lakeland to be granted to the Seller pursuant to a pledge agreement to be entered into by the Seller and the Company, each Buyer hereby irrevocably waives compliance with Sections 15 (Covenants) (b) and (c) of the Notes, and any other rights of the Buyers related to such acquisition and pledge of such interests in LR Lakeland under the Transaction Documents. The Parties further agree that such sale and pledge of such interests in LR Lakeland shall not be considered an Event of Default pursuant to the terms of the Notes, the Security Agreement or any other Transaction Documents, and the Buyers hereby waive any rights, including the rights to all default penalties, default interest, and acceleration of any amounts owed under the Initial Note or other Transaction Documents as a result of the approval and completion of such acquisition or pledge of such interest in LR Lakeland by the Company. This Waiver shall be effective only in relation to the proposed transaction involving LR Lakeland and shall neither extend to any other purchase or investment transactions or any violations under, or default of, the acquisition or pledge documents or any violations under, or default of, the Transaction Documents, nor shall this Waiver prejudice any rights or remedies of the Buyers under the Transaction Documents with respect to matters not specifically addressed herein, including without limitation, any rights or remedies related to the indemnification obligations of the Company under such Transaction Documents.

2.	On or before 9:30 a.m., New York time, on the first (1st) Business Day after the date of this Waiver, the Company shall file a Current Report on Form 8-K disclosing the material terms of this Waiver and shall attach the Waiver to such Current Report on Form 8-K.

3.	Except as set forth above, all of the terms, conditions and provisions of the Transaction Documents shall be and remain in full force and effect and the Transaction Documents are hereby ratified and confirmed yet again by the Parties and remain in full force and effect in accordance with the terms thereof. Capitalized terms used but not defined herein shall have the meanings given to them in the Note. This Waiver shall be effective as of the date first above written.

4.	This Waiver shall be construed under the laws of the State of New York, without regard to principles of conflicts of law or choice of law that would permit or require the application of the laws of another jurisdiction. The Company and the Buyers each hereby agrees that all actions or proceedings arising directly or indirectly from or in connection with this Waiver shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The Company and the Buyers each consents to the exclusive jurisdiction and venue of the foregoing courts and consents that any process or notice of motion or other application to either of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by generally recognized overnight courier or certified or registered mail, return receipt requested, directed to such party at its or his address set forth below (and service so made shall be deemed “personal service”) or by personal service or in such other manner as may be permissible under the rules of said courts. THE COMPANY AND THE BUYERS EACH HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS WAIVER.

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IN WITNESS WHEREOF, the Parties hereto have caused this Waiver to be executed on the date first written above.

COMPANY:

LA ROSA HOLDINGS CORP.

By:
	Name:	JOSEPH LA ROSA
	Title:	CHIEF EXECUTIVE OFFICER

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